EXHIBIT 99.8

            Company Contacts:       David Tousley, Chief Financial Officer
                                    Richard Rainey, Controller
                                    AVAX Technologies, Inc.
                                    (816) 960-1333

                   Investors:       Olga Fleming/Sue Yeoh
                                    CPR Financial Communications
                                    (201) 641-2408

                       Media:       David Sassoon/Abenaa Hayes
                                    The Rowland Company
                                    (212) 527-7453

                AVAX TECHNOLOGIES REPORTS 1999 SECOND QUARTER AND
                           SIX MONTH FINANCIAL RESULTS

      KANSAS CITY, MISSOURI, -- August 11, 1999 - AVAX TECHNOLOGIES, INC. ("AVAX") (Nasdaq: AVXT) today announced financial results for the second quarter ended June 30, 1999.

The net loss for the 1999 second quarter was $1,902,897, or $0.18 per share, versus a net loss of $1,559,428, or $0.31 per share, reported in the same period last year. The net loss for the six months ended June 30, 1999 was $3,542,808, or $0.34 per share, compared with a net loss of $2,959,734 or $0.61 per share for the first six months of 1998.

Research and development expenses were $1,272,463 for the 1999 second quarter, and $2,331,501 for the six month period ended June 30, 1999, versus $1,152,779 in the second quarter of 1998 and $2,110,143 for the first six months of 1998. Total operating loss was $2,086,105 for the 1999 second quarter and $3,869,087 for the six month period ended June 30, 1999, compared with a total operating loss of $1,703,283 reported in the second quarter of 1998 and $3,338,299 for the first six months of 1998. The increase in expenses for the quarter and six month period were primarily attributable to increasing clinical activities including costs associated with patient enrollment in a pivotal registration trial of M-Vax(TM), an autologous cancer vaccine for malignant melanoma and the company's lead development program, new costs associated with the company's expanding commercial activities in Australia, as well as increased business development costs.

Jeffrey M. Jonas, M.D., President and Chief Executive Officer, AVAX Technologies, Inc., stated, "In the second quarter, we continued to focus our energies on the corporate and product development initiatives integral to our overall business strategy. During the quarter, we reached several significant milestones, most importantly in the international arena, which will certainly enhance our product development and commercialization efforts and may also lead to revenue recognition as early as next year.

"Specifically, during the quarter we announced we will begin marketing M-Vax in Australia, subject only to the licensure of a manufacturing facility. To support this very exciting development, we formed a new subsidiary in Australia to direct our commercialization efforts in this important region, and entered into a letter of intent with Neptunus International Holdings Limited to manufacture and market the AC Vaccine(TM) technology in both Australia and New Zealand. We expect this collaboration to afford us many opportunities, including the ability to validate our delivery model and demonstrate the vaccine's viability as an important cancer therapeutic.

"Furthermore, in May we signed a collaborative research agreement with the University of Tokyo to conduct a clinical trial of the AC Vaccine(TM) in breast cancer. This clinical trial is an important step for AVAX, since we will be applying our technology to a third cancer indication.


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

"During the quarter we also received Orphan Drug designation from the U.S. Food and Drug Administration for M-Vax, which has several benefits including entitling the company to have exclusive marketing rights in the U.S. on the vaccine for seven years following approval. The designation not only protects our financial interests, but also provides us with additional support from the FDA, as we continue to enroll patients into a multi-center pivotal registration trial of M-Vax in the U.S."

Dr. Jonas concluded, "Overall, each of these achievements continues to demonstrate our commitment to exploring additional near and long term product and business opportunities in the U.S and in international markets. To that end, we certainly look forward to the remainder of 1999, and to reporting our progress."

AVAX Technologies, Inc. specializes in the development and commercialization of novel biotechnologies, immunotherapies and pharmaceuticals for cancer and other life-threatening diseases using three core technologies: autologous cell (AC) vaccines, topoisomerase inhibitors and anti-estrogens.

Except for statements that are historical, the statements in this release are "forward-looking" statements that are made pursuant to the safe harbor provisions of Section 29A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve significant risks and uncertainties, and in light of the significant uncertainties inherent in such statements, the inclusion of such information should not be regarded as a representation by AVAX that the objectives and plans of the company will be achieved; in fact, actual results could differ materially from those contemplated by such forward-looking statements. Many important factors affect the company's ability to achieve the stated outcomes and to develop successfully and commercialize its product candidates, including, among other things, the ability to obtain substantial additional funds, to obtain and maintain all necessary patents or licenses, to demonstrate the safety and efficacy of product candidates at each stage of development, to meet applicable regulatory standards and receive required regulatory approvals, to meet obligations and required milestones under its license agreements, to be capable of producing drug candidates in commercial quantities at reasonable costs, to compete successfully against other products, and to market products in a profitable manner, as well as other risks detailed from time to time in AVAX's public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the year ended December 31, 1998. AVAX does not undertake any obligation to publicly release any revisions to these forward-looking statements or to reflect the occurrence of unanticipated events.

                              - tables to follow -


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

                             AVAX Technologies, Inc.
                          (a development stage company)
                            Statements of Operations
                                   (Unaudited)

                                     Three months ended              Six months ended
                                          June 30,                        June 30,
                                    1998            1999            1998            1999
                                ------------------------------------------------------------
Gain from sale of the Product   $         --    $         --    $         --    $         --

Costs and expenses:
   Research and development        1,152,779       1,272,463       2,110,143       2,331,501
   General and administrative        577,504         813,641       1,228,156       1,537,585
                                ------------------------------------------------------------
Total operating loss              (1,730,283)     (2,086,104)     (3,338,299)     (3,869,086)
Other income (expense):
   Interest income                   170,855         183,207         378,565         326,278
                                ------------------------------------------------------------
Total other income                   170,855         183,207         378,565         326,278
                                ------------------------------------------------------------
Net loss                          (1,559,428)     (1,902,897)     (2,959,734)     (3,542,808)
                                ------------------------------------------------------------
Net loss attributable to
   common stockholders          $ (1,559,428)   $ (1,902,897)   $ (2,959,734)   $ (3,542,808)
                                ============================================================
Net loss per common share       $       (.31)   $       (.18)   $       (.61)   $       (.34)
                                ============================================================
Weighted average number of
   shares outstanding              5,044,755      10,531,964       4,884,988      10,344,847
                                ============================================================

                            BALANCE SHEET HIGHLIGHTS

                                              December 31,     June 30,
                                                 1998            1999
                                                              (unaudited)

Cash and cash equivalents                    $    344,940    $    765,632
Marketable Securities                           9,377,678      13,421,016
Total current assets                            9,953,319      14,350,829
Total assets                                 $ 11,143,733    $ 16,716,263
Total current liabilities                    $    886,646    $    582,695
Deficit accumulated during
  Development stage                           (13,358,277)    (16,901,085)
Total stockholders' equity                     10,257,087      16,133,568
Total liabilities and stockholders' equity   $ 11,143,733    $ 16,716,263

                                      # # #


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